Exhibit 99.1

Synalloy Confirms Receipt of Nomination Notice from Privet Fund and UPG Enterprises
Despite Multiple Unsuccessful Attempts to Acquire the Company,
Privet has Been Plotting with UPG to Gain Control Through Board Seats

Warns that Privet’s and UPG’s Hostile Board Take Over Attempt Deprives Synalloy Shareholders of a Control Premium

Synalloy’s Board Has Made Numerous Efforts Over Several Years to Constructively Engage with Privet about the Company’s Board and Business

The Board and Management Team Remain Focused on Strategy Execution, Business Stabilization During a Global Economic and Health Crisis and Maximizing Long-Term Value for all Synalloy Shareholders

RICHMOND, Va. - March 24, 2020 - Synalloy Corporation (NASDAQ: SYNL) (“Synalloy” or the “Company”) announced today that it received notice that Privet Fund Management LLC (“Privet”) and UPG Enterprises, LLC (“UPG”) intend to nominate a slate of five director designees for election to the Company’s Board of Directors (the “Board”) to replace a majority of the Board at the 2020 annual meeting of shareholders (the “2020 Annual Meeting”).
The Board will review Privet’s and UPG’s nomination notice, including the qualifications of Privet's and UPG's director designees, and will make recommendations concerning the election of directors in the Company's definitive proxy statement that will be filed with the Securities and Exchange Commission (the “SEC”) in connection with the 2020 Annual Meeting. The date of the 2020 Annual Meeting has not yet been announced and shareholders are not required to take any action at this time.
Synalloy’s Board and management team proudly maintain a robust practice of engaging constructively with all of the Company’s shareholders. Consistent with this practice, we have frequently engaged with Privet, including many times in-person, since it first became a shareholder in 2016. During the course of these numerous engagements, we covered a range of topics, including:

•	Privet’s views, expressed by its principal, Ryan Levenson, on numerous occasions, that we have done an excellent job of acquiring and integrating our businesses;

•
Privet’s multiple bids to buy Synalloy that were highly contingent and never included financing sources - despite numerous requests from Synalloy, Privet failed to demonstrate how it planned to finance any of its bids and provide certainty around closing;

•
Privet’s recent request in December 2019 that we sell our Chemicals Segment to Privet in exchange for its shares and a small amount of cash (a transaction that grossly undervalued our Chemicals Segment and would have arrogated value only to Privet and deprived other shareholders of economic premium);

•	Entering into an NDA with Privet in order to facilitate potential transactions and to hear and further incorporate its feedback about our business; and

•
Making numerous efforts to involve Privet in our ongoing governance and Board refreshment efforts, including with direct representation on the Board. This includes our most recent offer in December 2019 to which Privet has still never responded.

This is why we are surprised - and disappointed - that Privet has now teamed up with UPG to attempt to seize control of the Board and business of Synalloy. Shareholders should be on alert that this hostile effort to capture control by Privet and UPG offers shareholders no control premium.
Shareholders should also call in question Privet’s and UPG’s judgment in making an aggressive, costly and distracting Board control bid at this time of extreme market uncertainty caused by the coronavirus. This is particularly the case as the Board and management are continuing to take concerted steps to execute on a deliberate strategic plan to maximize long-term value for all shareholders. Over the past nine years, since Craig Bram became our CEO, we have assembled a group of high-quality assets, including strategic additions to our Bristol Metals business unit, the premier manufacturer of welded stainless-steel pipe and tube in North America. In 2018, the Company generated annual sales of $280 million and operating income in excess of $21 million - all record results for Synalloy. In a reasonably strong manufacturing economy, we have demonstrated that our collection of businesses can generate exceptional profits.

Exhibit 99.1

While 2019 fell short of expectations due to macroeconomic conditions, sharply decreased demand for welded stainless-steel pipe and downward pressure on pricing impacting most manufacturers, we had significant success in managing our cash flow, paying down debt and increasing our market share. In preparing our forecast for 2020, we saw a challenging year ahead that looked very similar to what we saw in 2019. In response, we implemented cost savings of over $6 million. As Privet is also well-aware, our Board has worked extensively over the past year with Stephens Inc., a leading independent investment bank, to regularly review a range of alternatives to create value for our shareholders, including M&A. The Board’s work with Stephens Inc. ensures that we are not leaving value-maximizing options off the table as we continue to focus on executing our business strategy.
Your Board and management team continue to remain sharply attuned to maintaining the stability of the business and our workforce in the face of a global health and economic crisis impacting virtually all companies in Synalloy’s industry. As we navigate these headwinds together, our interests are (and always have been) aligned with our shareholders. Indeed, members of the Board and management team own nearly 9% of the Company. In addition, Synalloy maintains best-in-class corporate governance practices, including our annually elected Board, a cumulative voting standard enshrined in the Company’s certificate of incorporation and the ability of shareholders to call special meetings and act by written consent. These shareholder-friendly governance features keep your Board accountable to all shareholders and open to ownership perspectives in the boardroom every single day.
The Board and management team are committed to maintaining a constructive dialogue with Privet and UPG despite the hostile context in which they launched this proxy fight without any notice or effort to resolve matters with us over the past three months. In the meantime, we look forward to continuing to engage with our shareholders as we execute on our strategic plan to maximize value.
About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe and tube, galvanized pipe and tube, fiberglass and steel storage tanks, specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our website at www.synalloy.com.
This press release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's SEC filings. The Company assumes no obligation to update the information included in this release.
Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2020 Annual Meeting of Shareholders. The Company intends to file a definitive proxy statement and proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 attached to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2020 (“Exhibit 99.2”) contains information regarding the direct and indirect interests, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. If the holdings of the Company’s securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website at www.synalloy.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting of Shareholders. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and

Exhibit 99.1

other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.synalloy.com.
Contact: Dennis Loughran at (804) 822-3266